January 3, 2007

Mr. Howard Shao
71 Coral Dr
Orinda, CA 94563

Dear Mr. Shao:

This letter agreement memorializes the following agreement between Redux Holdings, Inc. and Howard Shao.

Redux agrees to issue 29,413 shares of Redux Holdings, Inc. common stock, par value $.001 per share (the "Redux Common"), to Howard Shao and in exchange therefore, Howard Shao agrees to transfer simultaneously to Redux any and all equity and/or debt instruments issued to him and or amounts owed to him by Naturade, Inc. In addition, in exchange for the Redux Common, on behalf of himself and anyone claiming through him, Howard Shao irrevocably and unconditionally releases, acquits and forever discharges Redux and/or its parent corporation, subsidiaries (including but not limited to Naturade), divisions, predecessors, successors and assigns, as well as each's past and present officers, directors, employees, shareholders, trustees, joint venturers, partners, and anyone claiming through them (hereinafter "Releasees" collectively), in each's individual and/or corporate capacities, from any and all claims, liabilities, promises, actions, damages and the like, known or unknown, which he ever had against any of the Releasees arising out of or relating to his investment in and/or loans to Naturade.

The authorized equity securities of Redux consist of 100 million shares of common stock, par value $.001 per share, of which **30,475,167** are issued and outstanding. Upon issuance to Howard Shao, the Redux Common will be duly and validly issued, fully paid and non-assessable, and Howard Shao will receive good title thereto, free and clear of all encumbrances.

Howard Shao acknowledges that he is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended. Redux acknowledges that he is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The Redux Common issued to Howard Shao will be subject to a lock-up for a two year period from the date of issuance of said shares, and accordingly Howard Shao will not be able to sell, pledge or hypothecate such Redux Common for such two year period. After the expiration of the two year period following the issuance, sales of Redux Common by Howard Shao shall be subject to Rule 144 and shall have a legend on each share certificate substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR AN OPINION OF COUNSEL HAS BEEN ISSUED REASONABLY SATISFACTORY TO REDUX HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

If at any time Redux proposes to file a registration statement under the Securities Act with respect to an offering by Redux for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8,or any substitute form

that may be adopted by the SEC)), then Redux shall give prompt written notice of such proposed filing to Howard Shao as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Howard Shao the opportunity to register such number of shares of Redux Common as Howard Shao may request which were issued under this Letter Agreement (which request shall specify the number of shares of Redux Common intended to be disposed of by Howard Shao and the intended method of distribution thereof) (a "Piggy-Back Registration"). Howard Shao must furnish such request to Redux 10 days after receipt of Redux's written notice of the proposed registration. Redux shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Redux Common requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Redux or any other security holder included therein and to permit the sale or other disposition of such Redux Common in accordance with the intended method of distribution thereof. Howard Shao shall have the right to withdraw its request for inclusion of its Redux Common in any registration statement by giving written notice to Redux of its request to withdraw. Redux may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. In the event of Redux's withdrawal, Redux shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Howard Shao prior to such withdrawal., The Holders shall have the right to participate in a Piggy-Back Registration on no more than two occasions (excluding for such purpose an offering that is withdrawn by the Company or is otherwise not completed). Notwithstanding anything to the contrary contained herein, if the managing underwriter or underwriters of any underwritten have informed Howard Shao, in writing, that it is their opinion that the total number of shares which Redux and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which the securities could be sold, Redux shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows: (i) first, all securities proposed to be issued by Redux for its own account; and (ii) second, any other securities proposed to be registered by Redux other than for its own account, including, without limitation, Redux Common duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person, other than Howard Shao , of a "piggy-back" right requesting the registration of shares of Redux Common pursuant to an agreement with the Company, allocated pro rata among Howard Shao and such other persons on the basis of the relative number of registrable securities or other securities that each holder or other person has duly requested to be included in such registration. All registration expenses shall be borne by Redux and all selling expenses relating to Redux Common on behalf of Howard Shao shall be borne by Howard Shao. Redux agrees to cooperate with Howard Shao in connection with all resales pursuant to effective registration statements, Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Redux and its counsel receive reasonably requested representations from Howard Shao and broker, if any.

Very truly yours,

REDUX HOLDINGS, INC.

By

Name: Adam Michelin
Title: Chairman of the Board and Chief

Executive Officer

Agreed to as of the above date:

Howard Shao

By____________________________
Name:
Title: